UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2022

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39082	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Ponce de Leon Blvd., Floor 3 Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 629 1376

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	RLMD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, Relmada Therapeutics, Inc. (the “Company,” “we,” “us” or “our”) is party to a License Agreement dated as of January 16, 2018, as amended, with Drs. Charles E. Inturrisi and Paolo Manfredi (collectively, the “Licensor”), pursuant to which the Licensor granted the Company a license to commercialize esmethadone (REL-1017) in the context of psychiatric use and certain further inventions regarding esmethadone.  On December 27, 2022, the Licensor and the Company entered into an Amendment No. 2 to the License Agreement extending the duration of the “Key Man” provisions of the License Agreement, pursuant to which the Licensor may terminate the License Agreement if we terminate the employment of our Chief Executive Officer, Dr. Sergio Traversa, for any reason other than for specified causes determined by a majority of our Board of Directors (including fraud, gross negligence, unauthorized use of our confidential information, conduct including harassment or discrimination, breach of fiduciary duty or uncured material breach), or if we (a) substantially modify Dr. Traversa’s job responsibilities or decision-making rights in connection with the development and commercialization of esmethadone, (b) remove him from the role of Chief Executive Officer other than in connection with a permitted change-of-control transaction, (c) materially reduce his compensation or (d) assign or transfer our rights under the License Agreement or the esmethadone intellectual property without Dr. Traversa’s consent, in each case (termination or the events in (a) through (d)) during a specified period, which originally ended on the later of five years from the original effective date of the License Agreement or December 31, 2022. The new amendment extended this period until December 31, 2027. The License Agreement was not otherwise modified.

The foregoing descriptions of the License Agreement as previously amended and of Amendment No. 2 thereto are not complete and are qualified in their entirety by reference to the License Agreement and Amendment No. 1 thereto, which are filed as Exhibits 10.21 and 10.22, respectively, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and to Amendment No. 2 to the License Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, all of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 dated December 27, 2022, to the License Agreement originally dated January 16, 2018, as heretofore amended, between Relmada Therapeutics, Inc., and Dr. Charles E. Inturrisi and Dr. Paolo Manfredi
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2022	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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